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                                  EXHIBIT 99.1

                            SPEIZMAN INDUSTRIES, INC.

                         NONQUALIFIED STOCK OPTION PLAN

                       EFFECTIVE AS OF SEPTEMBER 21, 1995
                          AS AMENDED ON OCTOBER 4, 1996


                         ARTICLE I - GENERAL PROVISIONS

1.1 The Plan is designed, for the benefit of the Company, to attract and retain for the Company personnel of exceptional ability, to motivate such personnel through added incentives to make a maximum contribution to the Company, to develop and maintain a highly competent management team and to be competitive with other companies with respect to executive compensation.

1.2 Awards under the Plan may be made to Participants in the form of nonqualified stock options.

1.3 The Plan shall be effective September 21, 1995 (the "Effective Date"), subject to the approval of the stockholders of the Company. Options may be granted prior to such approval, but such Options shall be contingent upon such approval being obtained and, in addition to any other terms thereof or restrictions thereon under the Plan or an Award Agreement, may not be exercised or transferred prior to such approval.

                            ARTICLE II - DEFINITIONS

Except   where the context otherwise indicates, the following definitions apply:

2.1      "Acceleration  Event"  means  the  occurrence  of an event  defined  in
         Article XIII of the Plan.

2.2 "Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.3 "Award Agreement" means the written agreement evidencing an Option granted to a Participant.

2.4      "Board" means the Board of Directors of Speizman Industries, Inc.

2.5 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.


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2.6      "Committee" means the Stock Option Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article III. To the extent required by Rule 16b-3 under the Act, the Committee shall consist of individuals who are members of the Board and Non-Employee Directors (except as otherwise permitted under Rule 16b-3 under the Act). Committee members may also be appointed for such limited purposes as may be provided by the Board.

2.7 "Company" means Speizman Industries, Inc., a Delaware corporation, and its successors and assigns. The term "Company" shall include any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code, as modified by Section 415(h) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. With respect to all purposes of the Plan, including, but not limited to, the establishment, amendment, termination, operation and administration of the Plan, Speizman Industries, Inc. shall be authorized to act on behalf of all other entities included within the definition of "Company."

2.8      "Disability"   means  a  disability  as  determined   under  procedures
         established by the Committee or in any Option.

2.9 "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Act.

2.10 "Eligible Participant" means any employee of the Company, as shall be determined by the Committee, as well as any other person, including directors, whose participation the Committee determines is in the best interest of the Company, subject to limitations as may be provided by the Code, the Act or the Committee.

2.11 "Fair Market Value" means, if the Stock is listed for trading on any national securities exchange, the last sale price regular way of the Stock on the date of reference, or, if no sale of the Stock takes place on such date, the average of the closing high bid and low asked prices regular way of the Stock on such date, in either case on such exchange. If the Stock is not listed for trading on a national securities exchange, but is listed on The Nasdaq Stock Market, then "fair market value" means the last sale price of the Stock on the date of reference, or, if no sale of the Stock takes place on such date, the average of the closing high bid and low asked prices of the Stock on such date, in either case as reported by The Nasdaq Stock Market. The Committee may establish an alternative method of determining Fair Market Value.


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2.12     "Option" means a nonqualified stock option to purchase Stock granted under Article IV of the Plan.

2.13     "Option Grant Date" means, as to any Option:

         (a) the date on which the Committee grants the Option by entering into an Award Agreement with the Participant;

         (b) the date the Participant receiving the Option becomes an employee of the Company, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

         (c)  such other date as the Committee may designate.

2.14 "Participant" means an Eligible Participant to whom an Option has been granted and who has entered into an Award Agreement evidencing the Option.

2.15 "Plan" means the Speizman Industries, Inc. Nonqualified Stock Option Plan set forth herein, as amended from time to time.

2.16 "Stock" means shares of the common stock, par value $.10 per share, of Speizman Industries, Inc., as may be adjusted pursuant to the provisions of Section 3.14.

2.17 "Termination of Employment" means the discontinuance of employment of a Participant with the Company for any reason. The determination of whether a Participant has discontinued employment shall be made by the Committee in its discretion. In determining whether a Termination of Employment has occurred, the Committee may provide that service as a consultant or service with a business enterprise in which the Company has a significant ownership interest shall be treated as employment with the Company. The Committee shall have the discretion, exercisable either at the time an Option is granted or at the time the Participant terminates employment, to establish as a provision applicable to the exercise of one or more Options that during the limited period of exercisability following Termination of Employment, the Option may be exercised not only with respect to the number of shares of Stock for which it is exercisable at the time of the Termination of Employment but also with respect to one or more subsequent installments for which the Option would have become exercisable had the Termination of Employment not occurred.



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                          ARTICLE III - ADMINISTRATION

3.1 This Plan shall be administered by the Committee. A Committee member who is not a Non-Employee Director, with respect to action to be taken by the Committee, shall not be able to participate in the decision to the extent prescribed by Rule 16b-3 under the Act. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with Rule 16b-3 under the Act or any other law. Members of the Committee shall be appointed originally, and as vacancies occur, by the Board, to serve at the pleasure of the Board. The Board may serve as the Committee, if by the terms of the Plan all Board members are otherwise eligible to serve on the Committee.

3.2 The Committee shall meet at such times and places as it determines. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

3.3 The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Option, and to act in all matters pertaining to the granting of an Option and the contents of the Award Agreement evidencing the Option, including without limitation the determination of the number of Options and the form, terms, conditions and duration of each Option, and any amendment thereof consistent with the Plan. All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions hereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their beneficiaries.

3.4 The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as the Committee deems appropriate.

3.5 Without limiting the foregoing Sections 3.1, 3.2, 3.3 and 3.4, and notwithstanding any other provisions of the Plan, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to an Option in the event of an Acceleration Event as defined in Article V. Such action may include, but shall not be limited to, establishing, amending or waiving the forms, terms, conditions and duration of an Option and the corresponding Award Agreement so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications. The Committee may take such actions pursuant to this
         Section 3.5 by adopting rules and regulations of

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         general applicability to all Participants or to certain categories of
         Participants, by including, amending or waiving terms and conditions in an Option and the corresponding Award Agreement, or by taking action with respect to individual Participants.

3.6 In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

3.7 The Committee may require each person purchasing shares of Stock pursuant to an Option to represent to and agree with the Company in writing that he is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

3.8 The Committee shall be authorized to make adjustments in performance based criteria or in the terms and conditions of Options in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Options under the Plan as it shall deem appropriate.

3.9 The Committee shall have full power and authority to determine whether, to what extent and under what circumstances, any Option shall be canceled or suspended. In particular, but without limitation, all outstanding Options to any Participant may be canceled if the Participant (a) without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in, other than any insubstantial interest, as determined by the Committee, any business that is in competition with the Company or with any

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         business in which the Company has a substantial interest as determined by the Committee; or (b) is terminated for cause as determined by the Committee.

3.10 The aggregate number of shares of Stock which are available for issuance pursuant to Options granted under the Plan shall be 290,0001 or any larger number that, subsequent to the date this Plan is adopted, may be authorized for issuance by the Company. Such shares of Stock shall be made available from authorized and unissued shares. If, for any reason, any shares of Stock awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, expiration or cancellation of an Option or any other termination of an Option without payment being made in the form of Stock, such shares of Stock shall not be charged against the aggregate number of shares of Stock available for Options under the Plan, and may again be available for grants of Options under the Plan.

3.11 The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:

         (a) the listing of such shares on any stock exchange on which the Stock may then be listed; and

         (b) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

3.12 All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

3.13 Except as provided otherwise in the Plan or in an Award Agreement, no Participant awarded an Option shall have any right as a shareholder with respect to any shares of Stock covered by such Option prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

--------
         1 On October 4, 1996, the Board amended the Plan to increase the aggregate number of shares of Stock available for issuance pursuant to Options granted under the Plan to 290,000 from 145,000, subject to the approval of the Stockholders which was obtained on November 19, 1996.

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3.14     If  any  reorganization,   recapitalization,   reclassification,  stock
         split-up, stock dividend, or consolidation of shares of Stock, merger or consolidation of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company's corporate structure, or any distribution to stockholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other corporation, or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then equitable adjustments shall be made by the Committee in:

         (a) the limitation on the aggregate number of shares of Stock that may be issued as set forth in Section 3.10 of the Plan;

         (b) the number and class of Stock that may be subject to a grant of an Option and which have not been issued or transferred under an outstanding Option;

         (c) the purchase price to be paid per share of Stock under outstanding Options; and

         (d) the terms, conditions or restrictions of any Option and Award Agreement.

                              ARTICLE IV - OPTIONS

4.1 Options to purchase shares of Stock may be granted to Eligible Participants at such time or times determined by the Committee, following the Effective Date, subject to the terms and conditions set forth in this Article IV.

4.2 Each Option shall be evidenced by a written Award Agreement which shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions not inconsistent with the Plan as may be imposed by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of the Option and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

4.3 The Option price per share of Stock shall be established in the Award Agreement and may be less than 100% of the Fair Market Value at the Option Grant Date.

4.4 The Option may be exercised in full or in part from time to time within such period as may be specified by the Committee or in the Award Agreement; provided, however, that in any event the Option shall lapse and cease to be exercisable three months following the Participant's Termination of Employment.


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4.5      An Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or, to the extent otherwise allowed by Rule 16b-3 under the Act or other applicable law, pursuant to a qualified domestic relations order as defined by the Code and the Employee Retirement Income Security Act, as amended, and the rules thereunder, and shall be exercisable during the lifetime of the Participant only by him or by his guardian or legal representative. Unless otherwise provided by the Committee or specified in an Award Agreement, transfer restrictions shall only apply to the extent required by federal or state securities laws. If any Participant makes such a transfer in violation hereof, any obligation of the Company shall forthwith terminate.

4.6 Shares of Stock purchased upon exercise of an Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Committee, subject to limitations set forth in the corresponding Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Options which permit the Participant to deliver shares of Stock, or other evidence of ownership of Stock satisfactory to the Company, with a Fair Market Value equal to the Option price as payment.

4.7 No cash dividends shall be paid on shares of Stock subject to unexercised Options. The Committee may provide, however, that a Participant to whom an Option has been granted which is exercisable in whole or in part at a future time for shares of Stock shall be entitled to receive an amount per share equal in value to the cash dividends, if any, paid per share on issued and outstanding Stock, as of the dividend record dates occurring during the period between the date of the grant and the time each such share of Stock is delivered pursuant to exercise of such Option. Such amounts (herein called "dividend equivalents") may, in the discretion of the Committee, be:

         (a) paid in cash or Stock either from time to time prior to, or at the time of the delivery of, such Stock, or upon expiration of the Option if it shall not have been fully exercised; or

         (b) converted into contingently credited shares of Stock, with respect to which dividend equivalents may accrue, in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee.

         Such Stock, whether delivered or contingently credited, shall be charged against the limitations set forth in Section 3.10.

4.8 The Committee, in its sole discretion, may authorize payment of interest equivalents on dividend equivalents which are payable in cash at a future time.

4.9 In the event of Disability or death, the Committee, with the consent of the Participant or his legal representative, may authorize payment, in cash or in Stock, or partly in cash and partly in Stock, as the Committee may direct, of an amount equal to the difference

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         at the time between the Fair Market Value of the Stock subject to an
         Option and the option price in consideration of the surrender of the Option.

4.10 The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option or the exercise thereof, including, but not limited to, withholding the issuance of Stock pursuant to exercise of the Option until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes or canceling any portion of the Option or another Option granted under the Plan in an amount sufficient to reimburse the Company for the amount the Company is required to so withhold.

4.11 If a Participant is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with exercise of an Option, the Committee, in its discretion and subject to such rules as it may adopt, may permit the Participant to satisfy the obligation, in whole or in part, by making an irrevocable election that a portion of the total Fair Market Value of the shares of Stock subject to the Option be paid in the form of cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the Option exercise transaction. Notwithstanding any other provision of the Plan, any election under this Section 4.11 shall be effective only if it satisfies the applicable requirements of Rule 16b-3 of the Act.

4.12 The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares of Stock as the Option surrendered, or may require such surrender as a condition precedent to a grant of a new Option to such Participant. Subject to the provisions of the Plan, such new Option shall be exercisable at such price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Options surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of other Options.

                         ARTICLE V - ACCELERATION EVENTS

5.1 For the purposes of the Plan, an Acceleration Event shall occur in the event of a "Potential Change in Control," or "Change in Control" or a "Board-Approved Change in Control," as those terms are defined below.



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5.2      A "Change in Control" shall be deemed to have occurred if:

         (a) Any "Person" as defined in Section 3(a)(9) of the Act, including a "group" (as that term is used in Sections 13(d)(3) and 14(d)(2) of the Act), but excluding the Company and any employee benefit plan sponsored or maintained by the Company, including any trustee of such plan acting as trustee, who:

                   (i) makes a tender or exchange offer for any shares of the Company's Stock (as defined below) pursuant to which any shares of the Company's Stock are purchased (an "Offer"); or

                  (ii) together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 under the Act) becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Act) of at least 20% of the Company's Stock (an "Acquisition");

         (b) The stockholders of the Company approve a definitive agreement or plan to merge or consolidate the Company with or into another corporation, to sell or otherwise dispose of all or substantially all of its assets, or to liquidate the Company (individually, a "Transaction"); or

         (c) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24 month period shall be deemed to have satisfied such 24 month requirement, and be an Incumbent Director, if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually, because they were directors at the beginning of such 24 month period, or by prior operation of this Section 5.2(c).

5.3 A "Board-Approved Change in Control" shall be deemed to have occurred if the Offer, Acquisition or Transaction, as the case may be, is approved by a majority of the Directors serving as members of the Board at the time of the Potential Change in Control or Change in Control.

5.4 A "Potential Change in Control" means the happening of any one of the following:

         (a) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company, as defined in Section 5.2; or


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         (b)      The acquisition of Beneficial Ownership, directly or
                  indirectly, by any entity, person or group, other than the Company or any Company employee benefit plan, including any trustee of such plan acting as such trustee, of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for the purposes of this Plan.

5.5 Upon the occurrence of an Acceleration Event, the Committee in its discretion may declare that any or all then outstanding Options, that are not already exercisable and fully vested, shall become immediately exercisable and fully vested in whole or in part.

5.6 In the event of a Change in Control, the Committee may, in its discretion, cash out the value of all outstanding Options, to the extent vested, on the basis of the "Change in Control Price" (as defined in Section 5.7) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control, less the Option price (as established in the corresponding Award Agreements).

5.7 For purposes of Section 5.6, "Change in Control Price" means the highest price per share of Stock paid in any transaction reported on the exchange on which the Stock is then traded, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control, or, where applicable, the occurrence of the Potential Change in Control event, in each case as determined by the Committee.

                     ARTICLE VI - AMENDMENT AND TERMINATION

6.1 The Board, upon recommendation of the Committee, or otherwise, at any time and from time to time, may amend or terminate the Plan. To the extent required by Rule 16b-3 under the Act, no amendment, without approval by the Company's stockholders, shall:

         (a) alter the group of persons eligible to participate in the Plan;

         (b) except as otherwise provided herein, increase the maximum number of shares of Stock or Options that are available for award under the Plan;

         (c) limit or restrict the powers of the Committee with respect to the administration of this Plan;

         (d) materially increase the benefits accruing to Participants under this Plan;

         (e) materially modify the requirements as to eligibility for participation in this Plan; or

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         (f)      change any of the provisions of this Article VI.

6.2 No amendment to or discontinuance of this Plan or any provision thereof by the Board or the stockholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Option theretofore granted to such Participant under this Plan; provided, however, the Committee retains the right and power to:

         (a) annul any Option if the Participant is terminated for cause as determined by the Committee; and

         (b) provide for the forfeiture of shares of Stock or other gain under an Option, as determined by the Committee, in the event the Participant competes against the Company.

6.3 If an Acceleration Event has occurred, no amendment or termination shall impair the rights of any person with respect to an outstanding Option as provided in Article V.

                     ARTICLE VII - MISCELLANEOUS PROVISIONS

7.1 Nothing in the Plan or any Option granted hereunder shall confer upon any Participant any right to continue in the employ of the Company, or to serve as a director thereof, or interfere in any way with the right of the Company to terminate his or her employment at any time. Unless specifically provided otherwise, no Option granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise. No Participant shall have any claim to an Option until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as otherwise provided by the Committee.

7.2 The Plan and the grant of Options hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to
         Section 16(b) of the Act.

7.3 The terms of the Plan shall be binding upon the Company and its successors and assigns.


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7.4      This Plan and all actions taken hereunder shall be governed by the laws of the State of North Carolina.

7.5 The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Options granted hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

7.6 Each Participant exercising an Option hereunder agrees to give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code, or any similar provision thereof.

7.7 If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

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